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                                  Exhibit 4.5
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                            AT&T Latin America Corp.,

                                       and

                                   AT&T Corp.

                             -----------------------

                                WARRANT AGREEMENT

                             -----------------------











                           Dated as of March 22, 2002



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         WARRANT AGREEMENT dated as of March 22, 2002 among AT&T Latin America
Corp., a Delaware corporation (the "COMPANY"), and AT&T Corp. ("AT&T" or the "PURCHASER").

                                    RECITALS

         A. The Company, certain subsidiaries of the Company, AT&T and Global Card Holdings, Inc., an Affiliate of AT&T ("Global") have entered into certain debt financing arrangements under a Credit Facility Agreement, dated as of February 27, 2002 (the "AT&T Financing Facilities").

         B. As an inducement for the agreement of AT&T and Global to enter into the AT&T Financing Facilities and to make available to the Company and certain of its subsidiaries the financing thereunder, the Company is willing to issue to the Purchasers Common Stock Purchase Warrants, as hereinafter described (the "WARRANTS"), to purchase up to an aggregate of 4,901,606 shares of Class A Common Stock, $0.0001 par value per share (the "COMMON STOCK"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" means, with respect to any Person, any other Person who controls, is controlled by, or is under common control with, such Person, whether through the ownership of voting securities or interest, by contract or otherwise.

         "AGREEMENT" means this Agreement, as the same may be amended from time to time.

         "AT&T" has the meaning set forth in the Preamble.

         "AT&T FINANCING FACILITIES" has the meaning set forth in the Recitals.

         "BLACKOUT PERIOD" has the meaning specified in Section 10(e).

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are required or authorized by law to be closed.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent equity interests and any rights, warrants or options exchangeable for or convertible into such capital stock or other equity interests.

         "CLAUSE (F)(V) PERIOD" has the meaning specified in Section 10(f).

         "CLAUSE (F)(XIII) PERIOD" has the meaning specified in Section 10(f).

         "COMMON STOCK" has the meaning set forth in the Recitals.

         "COMPANY" means the party named as such above in the Preamble, and its successors and assigns.

         "EFFECTIVE PERIOD" means the period commencing on the first date on which Warrant Certificates have been issued to any Holder and ending on the first date on which all Registrable Securities cease to be Registrable Securities.

         "EQUITY INTERESTS" means Capital Stock or other equity participations, including partnership interests, or warrants, options or rights to acquire Capital Stock or other equity participations (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or other such equity participations).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXPIRATION DATE" has the meaning set forth in Section 6(a).

         "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "HOLDER" means (I) a Person in whose name a Warrant is registered, or
(II) for purposes of Section 10, as the context requires, a holder of Registrable Securities and any other Person to whom rights under Section 10 have been transferred in accordance with Section 10(l).

         "INITIATING HOLDER" has the meaning specified in Section 10(b).

         "INSPECTORS" has the meaning specified in Section 10(f).



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

         "NASD" means the National Association of Securities Dealers, Inc.

         "PERSON" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         "RECORDS" has the meaning specified in Section 10(f).

         "REGISTRABLE SECURITIES" means, collectively, (I) the shares of Class A Common Stock issued by the Company to Holders from time to time following an exercise of Warrants and (II) any shares of Common Stock paid, issued or distributed in respect of any shares referred to in the foregoing clause (I) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Securities will cease to be Registrable Securities in accordance with Section 10(a).

         "REGISTRATION EXPENSES" means any and all out-of-pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (I) all SEC, NASD and securities exchange registration and filing fees, (II) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (III) all printing, Messenger and delivery expenses,
(IV) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant, to Section 9(f), (V) the fees and disbursements of counsel for the Company and of its independent public accountants and (VI), out-of-pocket expenses for underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (X) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and
(Y) any fees or disbursements of counsel to, the Holders or any Holder.

         "REGISTRATION HOLD PERIOD" means a Clause (f)(v) Period or a Clause
(f)(xiii) Period.

         "REGISTRATION STATEMENT" means any registration statement of the Company referred to in Section 9(b) or 9(c), including any Prospectus,



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amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

         "RELATED SECURITIES" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock.

         "REQUESTING HOLDER" has the meaning specified in Section 10(b).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SHELF REGISTRATION" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

         "TRANSACTION" has the meaning set forth in Section 8(c).

         "TRANSFER NOTICE" has the meaning set forth in Section 4(b).

         "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

         "WARRANT CERTIFICATES" has the meaning set forth in Section 2.

         "WARRANT EXERCISE PRICE" means the price set forth in the form of Warrant Certificate attached hereto as Exhibit A.

         "WARRANT REGISTER" has the meaning set forth in Section 3.

         "WARRANT SHARES" has the meaning set forth in the Recitals.

         "WARRANTS" has the meaning set forth in the Recitals.

         Section 2. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         Warrant Certificates shall be signed on behalf of the Company by its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a




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facsimile signature of the present or any future President, Vice President,
Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he or she shall have ceased to hold such office.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been delivered or disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         Warrant Certificates shall be dated the date signed by the Company.

         Section 3. REGISTRATION AND COUNTERSIGNATURE. The Company shall number and register the Warrant Certificates in a register (the "WARRANT REGISTER") as they are issued.

         The Company shall deliver Warrants entitling the Holders thereof to purchase, in the aggregate, not more than the number of Warrant Shares referred to above in the first recital hereof and shall sign and deliver Warrants as otherwise provided in this Agreement.

         The Company may deem and treat the Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary other than pursuant to Sections 4 and 5.

         Section 4. RESTRICTIONS ON TRANSFERS.

         (a) Except as otherwise permitted by this Section 4, each Warrant (including each Warrant issued upon the transfer of any Warrant) and all Warrant Shares shall be stamped or otherwise imprinted with legends in substantially the following form (with appropriate conforming modifications in the case of the legend appearing on any certificate representing Warrant Shares):

         "THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND SUCH SHARES, MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

         THIS WARRANT IS ALSO SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A WARRANT AGREEMENT, DATED AS OF MARCH 22, 2002, AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN (THE "WARRANT AGREEMENT"). THIS WARRANT MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT."

         (b) Prior to any transfer or attempted transfer of any Warrants, the Holder of such Warrants shall give fifteen (15) calendar days' prior written notice (a "TRANSFER NOTICE") to the Company of such Holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and, if reasonably requested by the Company, obtain from counsel to such Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed transfer of such Warrants may be effected without registration under the Securities Act. After receipt of the Transfer Notice and, if so requested, the opinion, the Company shall, within ten (10) calendar days thereof, notify the Holder of such Warrants that it may effect such transfer and such Holder shall thereupon be entitled to transfer such Warrants, in accordance with the terms of the Transfer Notice. Each Warrant issued upon such transfer shall bear the restrictive legends set forth above, unless, with respect to the first legend above, in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Warrants giving the Transfer Notice shall not be entitled to transfer such Warrants until receipt of notice from the Company under this Section 4 that such transfer is permissible.

         Section 5. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall from time to time register any transfer permitted in accordance with Section 4 of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in a form reasonably satisfactory to the Company, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. Canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

         Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled by the Company.

         Section 6. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

         (a) TERMS OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right to receive from the Company the number of fully-paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Warrant Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, October 1, 2008, or such earlier date as the Warrants may expire pursuant to this Agreement (the "EXPIRATION DATE") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         (b) EXERCISE OF WARRANTS. At any time prior to the Expiration Date, Warrants may be exercised upon surrender to the Company at its office of the certificate or certificates evidencing the Warrants to be exercised with a duly executed exercise notice in the form attached as Annex A to the Warrant Certificate and payment to the Company for the account of the Company of the Warrant Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then being exercised.

         Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer (or shall cause its transfer agent to effect such transfer, in accordance with such transfer agent's applicable procedures) to the Holder of such Warrant Certificate certificates or other appropriate evidence of ownership of any Warrant Shares or other securities or property and any money to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, provided that if the Holder directs that all or any part of the Warrant Shares be registered, placed in, or payable to the order of a Person other than the Holder, the provisions of Section 4(b) shall be complied with prior to such registration, placement, or payment, and the Company shall deliver such certificates or other evidence of ownership and any money to the Person or Persons entitled to receive the same. If more than one Warrant Certificate shall be surrendered for exercise or sale of the Warrants represented thereby at one time by the same Holder, the total number of full Warrant Shares or other securities or property (including any money) to which the Holder is entitled which shall be deliverable upon tender thereof shall be computed on the basis of the aggregate number of Warrants tendered.

         A Warrant shall be deemed to have been exercised or sold immediately prior to the close of business on the date of the surrender for such exercise or sale of the Warrant Certificate representing such Warrant and satisfaction of the other requirements set forth in this Section 6(b) and, for all purposes of this Agreement, the Person entitled to receive any Warrant Shares or other securities or property (including any money) deliverable upon such exercise or sale shall, as between such Person and the Company, be deemed to be the Holder


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of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive any money, Warrant Shares or other securities or property to which such Holder would have been entitled had such Holder been the record Holder on such date.

         Without limiting the foregoing, if, at the date referred to above, the transfer books for the Warrant Shares or other securities to be received upon the exercise of the Warrants shall be closed, the certificates for the Warrant Shares or other securities in respect of which such Warrants are then exercised shall be transferred when such transfer books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares or other securities; provided, however, that the transfer books of record, unless required by law, shall not be closed at any time for a period longer than twenty (20) calendar days.

         The Warrants shall be exercisable, subject to the terms of this Agreement, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, the Company will issue and deliver a new certificate (or certificates) evidencing the remaining Warrant or Warrants pursuant to the provisions of this Section 6.

         The Company shall keep copies of this Agreement and any notices given or received hereunder and thereunder available for inspection by the Holders during normal business hours at its office.

         Section 7. RIGHTS AS A STOCKHOLDER. Nothing contained in this Warrant Agreement shall be construed as conferring upon the Holder any rights as a stockholder of the Company with respect to any shares covered by the Warrants until the date of issuance of such shares, including, but not limited to, any right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         Section 8. ANTIDILUTION. The following provisions shall govern dilution of the Warrant Shares issuable upon the exercise of each Warrant.

         (a) COMMON STOCK SPLITS. Upon any subdivision by the Company on or after the date hereof of all of its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Company on or after such date of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such subdivision or exchange the number of Warrant Shares purchasable upon the exercise of the Warrants shall be increased in proportion to such increase in the number of outstanding shares of Common Stock, and the Warrant Exercise Price then in effect shall be correspondingly decreased, but not below the applicable par value of the Shares. Upon any pro rata reduction by



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the Company on or after the date hereof of its outstanding shares of Common
Stock as a whole or upon any issuance by the Company after such date of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, then in each case from and after the record date for such reduction or exchange the number of Warrant Shares purchasable upon the exercise of the Warrants shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the Warrant Exercise Price shall be correspondingly increased.

         (b) COMMON STOCK DIVIDENDS. Upon any declaration and payment by the Company on or after the date hereof of a dividend upon Common Stock payable in Common Stock, then from and after the record date for the payment of such stock dividend, the number of Warrant Shares purchasable upon the exercise of the Warrants shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the Warrant Exercise Price shall be correspondingly decreased, but not below the applicable par value of the Shares.

         (c) EFFECT OF REORGANIZATION AND ASSET SALES. If any capital reorganization of the Company, reclassification of the capital stock of the Company, statutory exchange, consolidation, or merger of the Company with another Person, or sale of all or substantially all of the Company's assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets (including cash) of the Company or another Person with respect to or in exchange for Common Stock (each such transaction being hereinafter referred to as a "TRANSACTION"), then, as a condition of the consummation of each Transaction, lawful and adequate provisions shall then be made so that each holder of Warrants, upon the exercise of any Warrant at any time after the consummation of such Transaction, shall be entitled to receive, and such Warrants shall thereafter represent the right to receive, in lieu of the Shares issuable upon exercise of such Warrant but otherwise upon and subject to all terms and conditions hereof, the cash, securities, or other property to which such holder would have been entitled upon the consummation of such Transaction if such holder had exercised such Warrants immediately prior thereto (subject to adjustments from and after the consummation date of such Transaction as nearly equivalent as possible to the adjustments provided for in this Section 8). The Company shall not effect any Transaction unless prior to the consummation thereof each Person (other than the Company) who may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each holder of the Warrants in form and substance reasonably satisfactory to such holder, the obligation to continue to honor this Warrant Agreement and to deliver to such holder such securities or other property to which, in accordance with the foregoing provisions, such holder may be entitled.



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         Section 9. NO IMPAIRMENT. The Company (A) will not permit the par or nominal value of any Warrant Shares issuable upon the exercise of Warrants to exceed the amount payable therefor upon such exercise, (B) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of the Warrants from time to time outstanding and (C) will not take any action which results in any adjustment of the number of Warrant Shares issuable upon exercise of each Warrant if the total number of shares of Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the issuance of shares of Common Stock (or other securities) upon such exercise.

         Section 10. REGISTRATION RIGHTS.

         (a) SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Section are the Registrable Securities. For the purposes of this Agreement, any particular Registrable Securities will cease to be Registrable Securities when and to the extent that (I) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (II) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (III) such Registrable Securities shall have been otherwise transferred or disposed of, new certificates therefore not bearing a legend restricting further transfer shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (IV) such Registrable Securities have ceased to be outstanding.

         (b) PIGGY-BACK REGISTRATION RIGHTS.

                  (i) Whenever during the Effective Period the Company shall propose to file a registration statement under the Securities Act relating to public offering of Common Stock for the Company's own account (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company) or for the account of any holder of Common Stock (the "INITIATING HOLDER") and on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act the Company shall (I) give written notice at least 20 Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such



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         registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (II) at the written request of any Holder given to the Company within 15 days after such Holder's receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which such Holder (the "REQUESTING HOLDER") shall have requested be so included (subject, however, to reduction in accordance with clause (ii) of this subsection (b)).

                  (ii) Each Holder desiring to participate in an offering pursuant to clause (I) of this subsection may include shares of Common Stock in any Registration Statement relating to such offering to the extent that the inclusion of such shares of Common Stock shall not reduce the number of shares of Common Stock to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to clause (I) of this subsection determines reasonably and in good faith that marketing factors require a limitation on the number of shares of Common Stock to be offered and sold by Requesting Holders in such offering, there shall be included in the offering only that number of shares of Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Common Stock that the Company desires to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Common Stock to be included in such offering shall consist of (I) first, any securities the Company or the Initiating Holder, as the case may be, proposes to sell, and (II) second, the number, if any, of Registrable Securities the Requesting Holders requested to be included in such registration that, in the opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all the securities that the Company or the Initiating Holder, as the case may be, desires to sell for its own account, such amount to be allocated on a pro rata basis among the Holders of Registrable Securities who have requested their securities be so included based on the number of Registrable Securities that each Holder thereof has requested to be so included; provided that, in the event another Person has duly requested pursuant to an agreement with the Company that the Company register other securities of the Company and such request has not been withdrawn, the Requesting Holders and such other Person shall be included in such registration pro rata based on the number of securities the Requesting Holders and such other Person have requested to be so included.

                  (iii) Nothing in this subsection (b) shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under subsection (a) or to




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         withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                  (iv) A request by Holders to include Registrable Securities in a proposed underwritten offering pursuant to this subsection (b) shall not be deemed to be a request for a demand registration pursuant to subsection (c).

         (c) DEMAND REGISTRATION RIGHTS.

                  (i) Upon the written request during the Effective Period of Holders holding at least a majority in number of the Registrable Securities held by the Holders that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Holders' Registrable Securities (which written request shall specify the aggregate number of shares of Registrable Securities requested to be registered and the means of distribution), the Company shall file a Registration Statement covering such Holders' Registrable Securities requested to be registered within 30 Business Days after receipt of such request provided, however, that the Company shall not be required to take any action pursuant to this subsection (c):

                  (A) if within 12 months prior to the date of such request the Company shall have effected a registration pursuant to this subsection (c);

                  (B) if the Company has effected a registration within the 180-day period preceding such request which permitted Holders holding Registrable Securities to register Registrable Securities and has agreed with the underwriters in connection with such prior registration not to offer its securities publicly for such 180-day period;

                  (C) if the Company shall at the time have effective a Shelf Registration pursuant to which the Holders entitled to request registration under this subsection (c) could effect the disposition of such Holders' Registrable Securities in the manner requested;

                  (D) if the Registrable Securities which the Company shall have been requested to register shall have a then current market value of less than $20,000, unless such registration request is for all remaining Registrable Securities held by the Holders; or

                  (E)      during the pendency of any Blackout Period;

provided, however, that the Company shall be permitted to satisfy its obligations under this subsection (c) by amending (to the extent permitted by applicable law) within 15 Business Days after a written request for registration, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this subsection (c). If the Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a registration for purposes of this subsection (c).

                  (ii) The Holders delivering such request may distribute the Registrable Securities covered by such request by means of an underwritten offering or any other means, as determined by the Holders holding a majority of Registrable Securities so requested to be registered.

                  (iii) Subject to clause (iv) of this subsection (c), a registration requested pursuant to this subsection (c) shall not be deemed to be effected for purposes of this subsection (c) if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

                  (iv) Holders holding a majority in number of the Registrable Securities held by Holders to be included in a Registration Statement pursuant to this subsection (c) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. If a Registration Statement is so revoked, the Holders holding Registrable Securities requesting the filing of such Registration Statement shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. In the case of any such revocation, the Company shall be deemed to have effected a registration pursuant to this subsection (c).

                  (v) In the event the Company wishes, or any holder of Common Stock has the right, to include shares of Common Stock in a Registration Statement pursuant to this subsection (c), there shall be included in, such Registration Statement only that number of such shares of Common Stock, if any, that the lead managing underwriter (if the offering covered by such Registration Statement is an underwritten offering) reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Common Stock that the Holders desire to sell for their own account. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Common Stock to be included in such offering, shall consist of (I) first, the securities the Holders propose to - sell, (II) second, the securities the Company proposes to sell for its own account and (III) third, the -- --- number, if any, of securities requested to be included in such registration that, in the reasonable and good faith opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all the, securities that any other Persons holding securities of the Company and entitled to piggy-back rights or the Company, as the case may be, desires to sell for its own account, such amount to be allocated on a pro rata basis among such Persons and the Company who have requested their securities be so included based on the number of securities that each holder thereof has requested to be so included. If the offering covered by such Registration Statement is not an underwritten offering, the Company shall not include any securities which are not Registrable Securities in such Registration Statement without the prior written consent of the Holders holding a majority in number of the Registrable Securities, held by Holders and covered by such Registration Statement.

         (d) SELECTION OF UNDERWRITERS. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a demand made pursuant to subsection (c) of this Section, the Company shall have the right to select a lead managing underwriter or underwriters to administer the offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Holders holding a majority in number of the Registrable Securities to be included in the Registration Statement; provided, however, that the Holders holding a majority in number of the Registrable Securities to be included in the Registration Statement shall have the right to select a co-lead managing or co-managing underwriter or underwriters for the offering, which co-lead managing or co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

         (e) BLACKOUT PERIOD; HOLDBACK.

                  (i) If the Company determines in good faith that the registration and distribution of Registrable Securities (I) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (II) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Board of Directors of the Company in good faith, the Company shall promptly give the Holders notice of such determination and shall be entitled to postpone the filing or effectiveness of a Registration Statement for the shortest period of time reasonably required, but in any event up not to exceed 120 days with respect to matters covered by clause (I) above, and not to exceed 90 days with respect to matters covered by clause (II) above (a "BLACKOUT PERIOD"); provided, that a Blackout Period with respect to a registration of securities proposed by the Company may, at the election of the Company, commence on the date that is 30 days prior to the date the Company in good faith estimates will be the date of filing of, and end no later than the date, following the effective date of such registration, specified in the form of underwriting agreement relating to such registration during which the Company shall be prohibited from selling, offering, or otherwise disposing of Common Stock, but in no event to exceed 90 days, and provided further, that the Company shall not obtain any deferrals under this subsection (e) aggregating in excess of 180 days in any twelve-month period. The Company shall promptly notify each Holder of the expiration or earlier termination of a Blackout Period.

                  (ii) Each Holder agrees by acquisition of the Registrable Securities, if so requested in writing by any managing underwriter, not to effect any public sale or distribution of such securities or Related Securities during the seven days prior to and the 180 days after the effective time of any underwritten registration by the Company (either for its own account, or for the benefit of the Holders of any securities of the Company, including Registrable Securities, in each case as to which the Holders are entitled to request to be included pursuant to subsection (b) has become effective or such period of time shorter than 180 days that is sufficient and appropriate, in the reasonable and good faith opinion of the managing underwriter, in order to complete the sale and distribution of securities included in such registration.

         (f) REGISTRATION PROCEDURES. If and whenever the Company is required to use reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall:

                  (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof (including, if so requested by the Holders, distributions under Rule 415 under the Securities Act pursuant to a Shelf Registration Statement), and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

                  (ii) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement (including any Shelf Registration referred to in subsection (c)(i)) and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective (i) in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and (ii) in the case of any other registration, for up to 90 days

         (or longer period in the event of a Registration Hold Period during such offering, as provided in this subsection (f)) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (X) such 90thday (or longer period) and (Y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;

                  (iii) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this subsection (f)) of the Prospectus or any amendments or supplement thereto in connection with such disposition);

                  (iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv) it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (v) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this subsection, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of the material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holders are required to refrain from effecting public sales or distributions in such case being referred to as a "Clause (f)(v) PERIOD"), and prepare and furnish to such Holder a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable

         Securities, such Prospectus shall not include an untrue statement of a material fact or make the statements therein not misleading in the light of the circumstances then existing, and the time during which such Registration Statement shall remain effective pursuant to Section clause (ii) of this subsection (f) shall be extended by the number of days in the Clause (f)(v) Period;

                  (vi) notify each Holder of Registrable Securities covered by such Registration Statement at any time

                  (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed , and, with respect to the Registration Statement or any post-effective amendment, when the same shall have become effective;

                  (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                  (C) of the issuance by the SEC of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any threats of any proceedings for such purposes; and

                  (D) of the receipt of the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any threats of any proceeding for that purpose;

                  (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

                  (viii) use its reasonable best efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (ix) if the registration is an underwritten registration, enter into a customary underwriting agreement and in connection therewith;

                  (A) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                  (B) obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters and covering the matters customarily covered in opinions requested in comparable underwritten offerings; and

                  (C) obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings;

                  (D) if requested, provide indemnification in accordance with the provisions and procedures of subsection (i) of this Section (Indemnification; Contribution) to all parties to be indemnified pursuant to such subsection; and deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with paragraph (v) above and with any customary conditions contained in the underwriting agreement;

                  (x) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

                  (xi) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post - effective amendment such information as the managing underwriters and the Holders of a majority in number of the

         Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect, to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post effective amendment;

                  (xii) provide any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "INSPECTORS") with reasonable access during normal business hours to appropriate officers, of the Company and the Company's subsidiaries to ask, questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and Affiliates (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

                  (xiii) in the event of the issuance of any stop order of which the Company or its counsel is aware suspending ` the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain its withdrawal, and the period for which the Registration Statement shall be kept effective shall be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders (a "Clause (f)(xiii) PERIOD").

         The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f)(v) or (f)(xiii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (f)(v) or the withdrawal of any stop order contemplated by clause (f)(xii), and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent files copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

         (g) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to subsections (b) and (c) , and each Holder shall pay (I) any fees or disbursements of counsel to such Holder and (II) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

         (h) REPORTING. The Company agrees that, during the Effective Period, it will furnish to any Holder upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC under the Exchange Act.

         (i) INDEMNIFICATION: CONTRIBUTION.

                  (i) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, agents, trustees, stockholders and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees, disbursements and expenses, as incurred) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon (I) any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein, (II) the use of any Prospectus after such time as the obligation of the Company to keep such Prospectus effective has expired or (III) the use of any Prospectus after such time as the

         Company has advised the Holders that the filing of a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented. In connection with an underwritten offering, the Company shall indemnify the underwriters thereof their officers, directors, agents, trustees, stockholders and each Person who controls such underwriters (within the meaning of Section 14 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this clause (i) of subsection (i), the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this clause (i) of subsection (i) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out, of any of the matters specified in clause (II) or (III) above or such Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.

                  (ii) In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby shall furnish to the Company in writing such information with respect to such Holder, including the Holder's name and address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees, jointly and severally with all other Holders that are Affiliates of such Holder (and, otherwise, severally and not jointly with all other Holders), to indemnify and hold harmless the Company, all other Holders or any underwriter, as the case may be, and their respective directors, officers, agents, trustees, stockholders and controlling Persons (within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees, disbursements and expenses, as incurred), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary

         Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder but not in any event to exceed the not proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

                  (iii) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect, the obligations of the indemnifying party pursuant to this subsection (i) except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall not notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any. other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, the indemnifying party shall not be liable for the fees and expenses of (I) more than one counsel for all Holder's of Registrable Securities who are indemnified parties, selected by a majority of the Holders of Registrable Securities who are indemnified parties (which choice shall be reasonably satisfactory to the Company), (II) more than one counsel for the underwriters or (III) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party based on the written opinion of counsel a conflict of interest may exist between indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels, provided that the indemnifying party shall not be liable for the fees and expenses of (X) more than one counsel for all Holders of Registrable Securities who are indemnified parties (which choice shall be reasonably satisfactory to the Company), (Y) more than one counsel for the underwriters or (Z) more than one counsel for the Company in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, proceeding or investigation to the extent the same is covered by the indemnity obligations set forth in this subsection (i). No indemnified party shall consent to entry of any judgment or enter any settlement without the consent of each indemnifying party.

                  (iv) If the indemnification from the indemnifying party provided for in this subsection (i) is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the net proceeds from the sale of shares sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in clause (iii) of subsection (i), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this subsection (i) the indemnifying parties shall indemnify each indemnified party, to the full extent provided in clauses (i) or (ii) of subsection (i), as the case may be, without regard to, the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this clause (iv).

                  (v) The provisions of this subsection (i) shall be in addition to any liability which any indemnifying Party may have to any indemnified party and shall survive the termination of this Agreement.

         (j) PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Holder of Registered Securities may participate in any underwritten offering pursuant to subsection
(b) unless such Holder (I) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (II) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         (k) MERGERS, ETC. The Company agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another company, it shall use its reasonable best efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing corporation to enter into an agreement to register the securities of such surviving, consolidated or purchasing corporation, to be received by the Holders, on substantially the same terms and provisions as are provided in this Agreement.

         (l) ASSIGNMENT OF REGISTRABLE RIGHTS. The right to cause the Company to register Registrable Securities pursuant to this Section 10 may not be transferred or assigned by a Holder except (I) in the case of the demand rights specified in subsection (c), to any transferee or assignee that is an Affiliate of AT&T Corp. (provided that such assignment shall become void automatically from and after the first date that such transferee ceases to be an Affiliate of

AT&T Corp.), (ii) in the case of the piggy-back rights specified in subsection
(b), to any transferee or assignee which, after such assignment or transfer, holds at least 20% of the then outstanding Registrable Securities, and (iii) in any case, only in accordance with a valid transfer of Warrants under Section 4 and together with all related obligations in this Section 10 of such transferring or assigning Holder.

         (m) NO INCONSISTENT AGREEMENTS. Without the prior consent of Holders holding (or entitled to acquire, upon exercise of Warrants) a majority of the outstanding Registrable Securities, the Company shall not hereafter, enter into any agreement with respect to its securities which is inconsistent with or in any way shall limit the rights granted to the Holders in this Section 10.

         Section 11. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 12. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company, in its discretion, may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and the terms of the Securities Purchase Agreement and pay such other reasonable charges as the Company may prescribe.

         Section 13. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company represents, warrants and agrees that all Warrant Shares which may be issued upon exercise of Warrants, upon issue, will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests, other than those resulting from actions or agreements of the Holders.

         Section 14. NOTICES TO HOLDERS. Not less than twenty (20) days prior to the happening of an event requiring (i) an adjustment of the Warrant Exercise Price, (ii) a change in the number of Warrant Shares issuable upon the exercise of Warrants, or (iii) a change in the rights of the holder of Warrants by reason of other events herein set forth, the Company shall give written notice to each holder of Warrants: (A) describing the event; (B) stating the adjusted Warrant Price, the number of Shares issuable based upon the difference between the Warrant Price before and after such adjustment; and (C) stating how such adjustment of the Warrant Price or number of Shares was calculated and the facts on which the calculation is based.

         Section 15. NOTICES TO COMPANY. Any notice or demand authorized by this Agreement to be given or made by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed, or sent by telecopier as follows:

         Chief Financial Officer
         AT&T Latin America Corp.
         220 Alhambra Circle, Suite 900
         Coral Gables, Florida 33134
         Fax:  (305) 459-6305

         WITH A COPY TO:

         General Counsel
         AT&T Latin America Corp.
         220 Alhambra Circle, Suite 900
         Coral Gables, Florida 33134
         Fax:  (305) 459-6404

         If the Company shall fail to maintain such office or agency, the Company shall give notice of the new office to each Holder.

         Section 16. SUPPLEMENTS AND AMENDMENTS. Any amendment or supplement to this Agreement shall require the written consent of registered Holders of at least fifty-one percent (51%) of the then outstanding Warrants. Notwithstanding the foregoing, (A) the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant Exercise Price would be increased and (B) no amendment of this Agreement which adversely affects any Holder in a manner that does not adversely affect all other Holders equally may be made without the consent of each Holder.

         Section 17. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 18. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York City time on October 1, 2008. Notwithstanding the foregoing, this Agreement will terminate on such earlier date as all Warrants have been exercised.

         Section 19. GOVERNING LAW.

         (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and construed in accordance with the laws of the state of New York (without regard to conflicts of laws principles that would require the application of the laws of a jurisdiction other than such state) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Any legal action or proceeding against the Company or any Holder with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company and each Holder hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

         (b) The Company and each Holder hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably, to the fullest extent permitted by law waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

         Section 21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 22. SEVERABILITY. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                               AT&T Latin America Corp.


                               By:_____________________________________________
                                    Name:
                                    Title:

                                   AT&T Corp.

                                   By:_________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                           FORM OF WARRANT CERTIFICATE

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT IS ALSO SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A WARRANT AGREEMENT, DATED AS OF MARCH 22, 2002, AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN (THE "WARRANT AGREEMENT"). THIS WARRANT MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT.

                            AT&T LATIN AMERICA CORP.

                    Warrants to Purchase Class A Common Stock

                           of AT&T Latin America Corp.

No.___________                                                ________ Warrants

         This Warrant Certificate certifies that ________________________ or its registered assigns is the registered owner of __________ Warrants, each Warrant entitling such owner to purchase initially one share of Common Stock, $0.0001 par value ("COMMON STOCK"), of AT&T Latin America Corp. (the "COMPANY") at the price of $[0.01/8.00] per share (the "WARRANT EXERCISE PRICE"), subject to the terms and conditions hereof and of the Warrant Agreement, dated as of March 22, 2002 among the Company and the other parties named therein (the "WARRANT AGREEMENT"). At any time prior to 5:00 p.m. New York City time on October 1, 2008, the holder ("Holder") may exercise the Warrants evidenced hereby by:

                  (i) delivering an Exercise Notice, duly executed, substantially in the form of Annex A to this Warrant Certificate,

                  (ii) either (x) paying to the Company (as hereinafter defined), in lawful money of the United States of America in cash, by certified check or official bank check, by bank wire transfer, or any combination of the foregoing, the Warrant Exercise Price in full for each Warrant exercised (the "AGGREGATE EXERCISE PRICE"), or (y) delivering a notice to the Company that the Holder is exercising the Warrant by authorizing the Company to reduce the number of Warrant

         Shares subject to the Warrant by the number of shares having an aggregate value equal to the Aggregate Exercise Price as of the time at which the relevant Warrants are deemed to have been exercised pursuant to the Warrant Agreement such value to be determined by reference to the closing price per share of Common Stock on the trading day immediately prior to the date of delivery of the Exercise Notice (or, if no trading of Common Stock shall have occurred on such trading day, the average of the closing bid and asked prices on such trading day), and

                  (iii) surrendering this Warrant Certificate to the Company.

         The certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become the Holder of record of Warrant Shares, including, to the extent permitted by law, the right to vote Warrant Shares at the close of business on the date of surrender for exercise of this Warrant. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of this certificate or certificates representing Warrant Shares and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holders to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant, shall in all other respects be identical with this Warrant or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

         Capitalized terms used herein without definition shall have the respective meanings given to them in the Warrant Agreement.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                AT&T Latin America Corp.


                                By:___________________________________________
                                     Name:
                                     Title:

                                                                         ANNEX A

                             FORM OF EXERCISE NOTICE

         The undersigned hereby irrevocably elects to exercise _______ Warrants, evidenced by the one or more Warrant Certificates accompanying this notice, to purchase ________________ shares of Common Stock, $0.0001 par value, of AT&T Latin America Corp. or its successor at a price of $[0.01/8.00] and represents that he or she has made payment of the Warrant Exercise Price in a manner provided for in the Warrant Certificate for such Warrant Shares to AT&T Latin America Corp., in accordance with the terms hereof. The undersigned requests that said shares of Common Stock or other securities constituting consideration be in fully registered form registered in such names and delivered all as specified in accordance with the instructions set forth below.If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

         Capitalized terms used in this notice without definition shall have the respective meanings given to them in the accompanying Warrant Certificates.

Dated:                                     Name
      -------------                             ------------------------------
                                                        (Please Print)
(Insert Tax ID Number for corporation or   Address
Social Security or Other Identifying

                                     -----------------------------------------

                                     -----------------------------------------

                                     -----------------------------------------

                                     -----------------------------------------
                                     Signature of Authorized Signing Authority

Signature Guaranteed                 (Signature must conform in all respects to
                                     name of Holder specified on the face of
                                     this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at
           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

By mail at
           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------

           --------------------------------------------------------------------


Instructions as to form and delivery of Common Stock and, if applicable, Warrant Certificates evidencing unexercised Warrants:




                                       2